                                            Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-37776

PROSPECTUS SUPPLEMENT NO. 3
(TO PROSPECTUS DATED JUNE 26, 2000)


                                 BE FREE, INC.

     This Prospectus Supplement No. 3 supplements our Prospectus dated June 26, 2000 (the "Prospectus"), Prospectus Supplement No. 1 dated July 26, 2000 (the "Supplement No. 1" ) and Prospectus Supplement No. 2 dated August 14, 2000 (the "Supplement No. 2" ) with respect to the filing on October 26, 2000 of a Current Report on Form 8-K regarding our financial results for our fiscal quarter ended September 30, 2000, as announced by us on October 25, 20000.

     Any statement contained in the Prospectus, Supplement No. 1 and Supplement No. 2 shall be deemed to be modified or superceded to the extent that information in this Prospectus Supplement No. 3 modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement No. 3.

     This Prospectus Supplement No. 3 should be read in conjunction with, and may not be delivered or utilized without, the Prospectus, Supplement No. 1 and Supplement No. 2.

                            _______________________

              Prospectus Supplement No. 3, dated October 26, 2000

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2000 (October
                                                  --------------------------
25, 2000)
---------

                                 BE FREE, INC.
            (Exact name of registrant as specified in its charter)

                    Delaware                           000-27271                      04-3303188
                    --------                           ---------                      ----------
(State or other jurisdiction of incorporation)    (Commission File Number)  (IRS Employer Identification No.)

                 154 Crane Meadow Road, Marlborough, MA 01752
                 --------------------------------------------
              (Address of principal executive offices) (Zip Code)

     Registrant's telephone number, including area code:   (508) 480-4000
                                                           --------------

                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events

     On October 25, 2000, Be Free, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1 announcing financial results for the fiscal quarter ended September 30, 2000.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 26, 2000

                                      BE FREE, INC.


                                      By:  /s/ Stephen M. Joseph
                                           ---------------------------------
                                           Stephen M. Joseph
                                           Chief Financial Officer and Treasurer